UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 7, 2012

CHOICE BANCORP, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	0-54299	27-2416885
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2450 Witzel Avenue Oshkosh, Wisconsin	54904
(Address of principal executive offices)	(Zip code)

                    (920) 230-1300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

Choice Bancorp, Inc. (the “Company”) held its annual meeting of shareholders on June 7, 2012 (the “Annual Meeting”).  A total of 1,345,610 shares, or 62.279% of eligible voting shares were represented at the Annual Meeting.  At the Annual Meeting, shareholders voted to elect the six nominees proposed by the Company to serve on its Board of Directors for terms expiring in 2015.  The voting results were as follows:

	For	Withheld	Broker Non-Vote

Michael L. Hanneman, D.D.S.	830,987	5,900	508,723
David A. Janssen, M.D.	810,487	26,400	508,723
Stanley G. Leedle	789,737	47,150	508,723
Thomas L. Muza	807,957	28,930	508,723
Arend A. Stam	824,037	12,850	508,723
Mark D. Troudt	819,837	17,050	508,723

In addition, the shareholders voted to approve the proposal to ratify the appointment of Wipfli LLP as the independent registered public accounting firm of the Company for the 2012 fiscal year.  The voting results were as follows:

For	Against	Withheld	Broker Non-Vote

1,335,460	2,300	7,850	--

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 12, 2012

CHOICE BANCORP, INC.

By:  /s/ J. Scott Sitter

J. Scott Sitter

President and Chief Executive Officer

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